Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF CARBON ENERGY CORPORATION
PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended September 30, 2019 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Carbon Energy Corporation (the "Company") hereby certifies that:

1.       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 13, 2019	/s/ Patrick R. McDonald

Patrick R. McDonald Chief Executive Officer